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                                                                      EXHIBIT 11

                 CASE CORPORATION AND CONSOLIDATED SUBSIDIARIES

               COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK

                      (IN MILLIONS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)
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                                                                                                      THREE MONTHS    NINE MONTHS
                                                                                                     --------------  --------------
                                                                                                         ENDED           ENDED
                                                                                                     --------------  --------------
                                                                                                      SEPTEMBER 30,   SEPTEMBER 30,
                                                                                                     --------------  --------------
                                                                                                          1996            1996
                                                                                                     --------------  --------------
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Computations for Statements of Income
   Primary earnings per share of common stock (average shares outstanding):
       Income before cumulative effect of changes in accounting principles and                          $        62     $       247
         extraordinary loss..............................................................
       Extraordinary loss................................................................                       (11)            (33)
                                                                                                        -----------     -----------
       Net income........................................................................                        51             214
       Preferred stock dividends.........................................................                         2               5
                                                                                                        -----------     -----------
       Net income to common..............................................................               $        49     $       209
                                                                                                        -----------     -----------
       Average shares of common stock outstanding........................................                72,468,238      71,925,021
       Incremental common shares applicable to restricted common stock based
         on the common stock daily average market price during the period................                   205,629         209,052
       Incremental common shares applicable to common stock options based on
         the common stock daily average market price during the period...................                 1,502,639       1,691,363
                                                                                                        -----------     -----------
       Average common stock, as adjusted.................................................                74,176,506      73,825,436
                                                                                                        -----------     -----------
       Earnings per share of common stock (including common stock equivalents):
           Net income after preferred stock dividends and before cumulative
             effect of changes in accounting principles and extraordinary loss...........               $      0.81     $      3.28
       Extraordinary loss................................................................                     (0.15)          (0.45)
                                                                                                        -----------     -----------
       Net earnings per share of common stock............................................               $      0.66     $      2.83
   Fully diluted earnings per share of common stock:                                                    -----------     -----------
       Average shares of common stock outstanding........................................                72,468,238      71,925,021
       Incremental common shares applicable to restricted common stock based on the more dilutive of the common stock ending or daily average
         market price during the period..................................................                   209,757         209,733
       Incremental common shares applicable to common stock options based on the more dilutive of the common stock ending or average market price
         during the period...............................................................                 1,621,505       1,706,061
       Average common shares issuable assuming conversion of the Series A
         Cumulative Convertible Preferred Stock and the Cumulative
         Convertible Second Preferred Stock..............................................                 3,488,711       3,488,711
                                                                                                        -----------     -----------
       Average common shares assuming full dilution......................................                77,788,211      77,329,526
       Fully diluted earnings per average share of common stock, assuming                               -----------     -----------
         conversion of all applicable securities:
          Net income before extraordinary loss...........................................               $      0.80     $      3.20
          Extraordinary loss.............................................................                     (0.14)          (0.43)
                                                                                                        -----------     -----------
          Net earnings per share of common stock...........................................             $      0.66     $      2.77
                                                                                                        -----------     -----------
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